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                                                                    EXHIBIT 23.5

                        [JINGTIAN ASSOCIATES LETTERHEAD]

                                                                January 29, 1997

Board of Directors
Euro Tech Holdings Company Limited
c/o Euro Tech (Far East) Limited
18 F Gee Chang Hong Centre
65 Wong Chuk Hag Road
Hong Kong

Gentlemen:

     Please be advised that we consent to the use of our name in your Registration Statement and Prospectus filed with the Securities and Exchange Commission. This consent extends to the Legal Matters section.

                                          Sincerely,

                                          /s/  ZHAO YANG

                                          --------------------------------------
                                               Zhao Yang
                                             Jingtian Associates